Exhibit 5.1

601 Lexington Avenue New York, NY 10022 (212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

June 10, 2021

Option Care Health, Inc.

3000 Lakeside Drive, Suite 300N

Bannockburn, Illinois 60015

Re:	Public Offering of Option Care Health, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Option Care Health, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of the offer and sale of up to 17,250,000 shares (the “Securities”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (which includes up to 2,250,000 shares of Common Stock to cover the exercise of the Underwriter’s (as defined below) option to purchase additional shares of Common Stock), pursuant to the terms of the Underwriting Agreement, dated as of June 8, 2021 (the “Underwriting Agreement”), among the Company, HC Group Holdings I, LLC and Goldman Sachs & Co. LLC (the “Underwriter”). The Securities were offered and sold under a Registration Statement on Form S-3 (File No. 333-239504) (as amended or supplemented, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 26, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), including a base prospectus, dated as of July 8, 2020 (the “Base Prospectus”), and a prospectus supplement, dated as of June 8, 2021 (together with the Base Prospectus, the “Prospectus”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Securities, including the proceedings of the Board of Directors of the Company, (iii) the Registration Statement, including the exhibits thereto, (iv) the Prospectus and (v) the Underwriting Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

Beijing Boston Chicago Dallas Hong Kong Houston London Los Angeles Munich Palo Alto Paris San Francisco Shanghai Washington, D.C.

Option Care Health, Inc.

June 10, 2021

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Securities have been validly issued and are fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the federal securities laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws).

We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, the laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP